UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 26, 2013, BioMed Realty Trust, Inc. (the “Company”) and BioMed Realty, L.P. (the “Operating Partnership”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Westco Sub LLC, a Maryland limited liability company and wholly owned subsidiary of the Operating Partnership (“Merger Sub”), Wexford Science & Technology, LLC, a Maryland limited liability company (“Wexford S&T”), and Wexford Equities, LLC, a Maryland limited liability company and the parent company of Wexford S&T (“Wexford Equities”). The Merger Agreement provides for the merger of Merger Sub with and into Wexford S&T (the “Merger”), with Wexford S&T surviving as a wholly owned subsidiary of the Operating Partnership.

Subject to the terms and conditions of the Merger Agreement, the Operating Partnership will acquire a portfolio of properties in the Merger with approximately 1.6 million square feet of rentable laboratory and office space. The properties are located in U.S. educational and research centers, such as Baltimore, Chicago, Miami, Philadelphia, St. Louis and Winston-Salem, and are occupied primarily by credit-rated universities and university-related institutions either on campus or on nearby land that carries the university brand or direct sponsorship. As of December 31, 2012, these properties were approximately 86% leased on a weighted-average basis. The acquisition also includes three properties that are currently under construction and that are expected to comprise approximately 935,000 square feet of rentable space upon completion, as well as other pipeline projects.

The aggregate consideration for the acquisition is approximately $640 million, excluding transaction costs and subject to adjustment based on working capital levels and construction and development costs incurred prior to closing. The consideration payable at closing includes (a) approximately $169 million in assumed debt at fair value (net of reserves), (b) approximately $133 million payable in common equity of the Company and the Operating Partnership (of which $125 million will be payable either in shares of the Company’s common stock, par value $.01 per share (“Common Stock”), or in cash, at the Company’s election (with such shares of Common Stock to be valued using the weighted-average price of the Common Stock over the 20 trading-day period ending on the third trading day prior to closing), and (c) the balance payable in cash. In addition, $30 million of the consideration will be placed in escrow for 12 months to serve as security for certain indemnification obligations of Wexford Equities under the Merger Agreement. Approximately $10 million of additional consideration will be payable in the future upon the achievement of certain pipeline project development milestones.

The Company expects that employees of Wexford S&T will become employees of the Operating Partnership upon completion of the Merger.

The parties to the Merger Agreement have made certain customary representations and warranties to each other in the Merger Agreement. In addition, each of the parties has agreed to use its commercially reasonable efforts to satisfy all closing conditions and consummate the Merger.

The Merger Agreement includes certain termination rights for both the Operating Partnership and Wexford S&T and provides that, in connection with the termination of the Merger Agreement under specified circumstances, (a) Wexford S&T and Wexford Equities may be required to (i) reimburse the Company’s and the Operating Partnership’s transaction expenses in an amount up to $2 million and (ii) if Wexford S&T, Wexford Equities or any of their affiliates subsequently enters into a contract for a sale transaction or a sale transaction is consummated within six months of such termination, pay the Operating Partnership a termination fee of $15 million, and (b) the Operating Partnership may be required to reimburse Wexford S&T’s and Wexford Equities’ transaction expenses in an amount up to $2 million.

Concurrently with the execution of the Merger Agreement, the parent company of Wexford Equities entered into a guaranty agreement pursuant to which it agreed to unconditionally guarantee the payment obligations of Wexford S&T and Wexford Equities under the Merger Agreement.

The Merger is expected to close in or about the third quarter of 2013. However, the Merger is subject to the receipt of lender, ground lessor and other third-party consents, waivers of rights of first offer and customary closing conditions, and there can be no assurances that the Merger will close on the terms described herein, or at all. Additionally, the acquisition of one development property located in Winston-Salem, which is expected to contain approximately 475,000 square feet of rentable space, is contingent upon the satisfaction of certain financing and other conditions related to the property which may not occur prior to closing.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Merger Agreement

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Operating Partnership, Wexford S&T or Wexford Equities. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by Wexford S&T in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk between the parties, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, the Operating Partnership, Wexford S&T or Wexford Equities.

Item  3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described above, pursuant to the terms of the Merger Agreement, the Company may issue shares of Common Stock, and the Operating Partnership will issue limited partnership units of the

Operating Partnership (“OP Units”), in connection with the Merger. The OP Units include approximately $7 million in rollover equity OP Units included in the consideration described above and approximately $3 million in additional OP Units tied to future performance of certain individuals who will become employees of the Operating Partnership. Such OP Units will be valued using the weighted-average price of the Common Stock over the ten trading-day period ended on March 25, 2013. The $125 million in Common Stock, if issued, and OP Units will be issued in private placements in reliance on Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. The OP Units will be redeemable (subject in certain cases to performance vesting and other lockup provisions) after a period of 12 months following the closing for cash or, at the Company’s option, an equivalent number of shares of Common Stock.

Item 7.01. Regulation FD Disclosure.

On March 26, 2013, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company or the Operating Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: the possibility that the Merger may not occur on the terms described herein, or at all; failure to manage effectively the Company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully, including the Merger with Wexford S & T and related development projects; the Company’s ability to meet projected yields on properties, including projected yields on properties to be acquired in connection with the Merger; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the Company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, developments and other investments, and the ability to refinance indebtedness as it comes due; failure to maintain the Company’s investment grade credit ratings with the ratings agencies; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in foreign, domestic and local economies, changes in interest rates and foreign currency exchange rates, and volatility in the securities markets; ownership of properties outside of the United States that subject the Company to different and potentially greater risks than those associated with the Company’s domestic operations; risks associated with the Company’s investments in loans, including borrower defaults and potential principal losses; potential liability for uninsured losses and environmental contamination; risks associated with the Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of March 26, 2013, by and among the Company, the Operating Partnership, Merger Sub, Wexford S&T and Wexford Equities.

99.1	Press release issued by the Company on March 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 26, 2013	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY, L.P.

	By:	BioMed Realty Trust, Inc.
its General Partner

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer